SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR ADVISORY FEE RATE CHANGES DURING THE PERIOD, THIS EXHIBIT PROVIDES INFORMATION FOR ITEM 48.

FOR PERIOD ENDING: 2/28/2005
FILE NUMBER 811-09913
SERIES NO.:   5


48.      9/1/04 - 12/31/04

         SINGLE FEE RATE                                          0.750 %



         1/01/05 - 02/28/05

         STEP:                 ASSET VALUE                ANNUAL FEE RATE
                               ($000's omitted)

         A. first ---          $ 250,000                          0.695 %

         B. of next ---        $ 250,000                          0.670 %

         C. of next --         $ 500,000                          0.645 %

         D. of next --         $ 1,500,000                        0.620 %

         E. of next --         $ 2,500,000                        0.595 %

         F. of next --         $ 2,500,000                        0.570 %

         G. of next --         $ 2,500,000                        0.545 %

         K. of maximum ---     $ 10,000,000                       0.520 %